Exhibit (h)(1)(xi)

FORM OF

AMENDMENT NO. 9

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 9 to the Mutual Funds Service Agreement dated as of             , 2009, between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company (“AXA Equitable”), a New York corporation (“AXA Equitable” or “Administrator”) (“Amendment No. 9”).

The Trust and AXA Equitable agree to modify and amend the Mutual Funds Service Agreement, dated as of May 1, 2000, as amended by previous Amendment Nos. 1 through 8 (“Agreement”), as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the compensation to be paid by the Trust to AXA Equitable for services rendered pursuant to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 9

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

All Portfolios (except as noted below)

0.12% of the first $3 billion;

0.11% of the next $3 billion;

0.105% of the next $4 billion;

0.10% of the next $20 billion; and

0.0975% thereafter, (based on average daily net assets) plus $30,000 per portfolio.

All Asset Allocation Portfolio	0.15% of the average daily net assets plus $35,000.

EQ/Franklin Templeton Founding Strategy Portfolio	0.15% of the average daily net assets plus $35,000.

EQ/International Core PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Large Cap Value PLUS Portfolio

(collectively, the “PLUS Portfolios”)

0.15% of each PLUS Portfolio’s average daily net assets, plus $35,000 for each PLUS Portfolio and $35,000 for each allocated portion of a PLUS Portfolio.

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

(collectively, the “Crossings Portfolios”)

0.15% of each Crossings Portfolio’s average daily net assets plus $35,000.

AXA Defensive Strategy Portfolio AXA Conservative Growth Strategy Portfolio AXA Balanced Strategy Portfolio AXA Moderate Growth Strategy Portfolio (collectively, the “Allocation Index Portfolios”)	0.15% of each Allocation Index Portfolio’s average daily net assets plus $35,000.